Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of CSI Compressco LP (the “Partnership”) on Form 10-Q for the period ending September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stuart M. Brightman, Chairman of the Board of Directors of CSI Compressco GP Inc., the General Partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated:	November 8, 2017	/s/Stuart M. Brightman
Stuart M. Brightman
Chairman of the Board of Directors of CSI Compressco GP Inc.,
General Partner of CSI Compressco LP
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.